                                                                    Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                       CITADEL COMMUNICATIONS CORPORATION

                                       and

                               FLCC HOLDINGS, INC.

                          dated as of January 15, 2001

                                             TABLE OF CONTENTS
                                                                                                       Page
                                                                                                       ----
                                                 ARTICLE I
                                            THE MERGER; CLOSING
1.1.     The Merger......................................................................................1
1.2.     Directors and Officers..........................................................................2
1.3.     Articles of Incorporation and Bylaws............................................................2

                                                 ARTICLE II
                      EFFECT OF THE MERGER ON SECURITIES OF THE COMPANY AND MERGER SUB

2.1.     Conversion of Merger Sub Stock..................................................................2
2.2.     Conversion of Company Common Stock..............................................................3
2.3.     Surrender and Payment...........................................................................3
2.4.     Options.........................................................................................4
2.5.     Withholding Rights..............................................................................5

                                                ARTICLE III
                               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1.     Organization and Good Standing; Organizational Documents........................................5
3.2.     Capitalization..................................................................................6
3.3.     Subsidiaries....................................................................................7
3.4.     Authorization; Binding Agreement................................................................7
3.5.     Governmental Approvals..........................................................................8
3.6.     No Violations...................................................................................9
3.7.     Securities Filings..............................................................................9
3.8.     Litigation; Liabilities........................................................................10
3.9.     Financial Statements...........................................................................10
3.10.    Absence of Certain Changes.....................................................................11
3.11.    Related Party Transactions.....................................................................11
3.12.    Compliance with Laws; Permits..................................................................11
3.13.    Finders and Investment Bankers.................................................................12
3.14.    Material Contracts.............................................................................12
3.15.    Employee Benefit Plans.........................................................................13
3.16.    Taxes and Returns..............................................................................15
3.17.    Fairness Opinion...............................................................................16
3.18.    Takeover Statutes..............................................................................16
3.19.    Company FCC Licenses; Operations of Company Licensed Facilities................................16
3.20.    Intellectual Property..........................................................................18
3.21.    Environmental Matters..........................................................................19
3.22.    Property.......................................................................................21

                                             TABLE OF CONTENTS
                                                                                                       Page
                                                                                                       ----
                                                 ARTICLE IV
                                  REPRESENTATIONS AND WARRANTIES OF PARENT

4.1.     Organization and Good Standing.................................................................21
4.2.     Authorization; Binding Agreement...............................................................21
4.3.     Governmental Approvals.........................................................................22
4.4.     No Violations..................................................................................22
4.5.     Financing......................................................................................22
4.6.     Qualification..................................................................................23
4.7.     Ownership of Company Common Stock..............................................................23

                                                 ARTICLE V
                                    ADDITIONAL COVENANTS OF THE COMPANY

5.1.     Conduct of Business of the Company and the Company Subsidiaries................................23
5.2.     Notification of Certain Matters................................................................26
5.3.     Access and Information.........................................................................27
5.4.     Stockholder Approval...........................................................................28
5.5.     Reasonable Best Efforts........................................................................28
5.6.     Public Announcements...........................................................................29
5.7.     Compliance.....................................................................................29
5.8.     Company Benefit Plans..........................................................................29
5.9.     No Solicitation................................................................................29
5.10.    SEC and Stockholder Filings....................................................................32
5.11.    Takeover Statutes..............................................................................32
5.12.    Debenture and Preferred Stock Offers...........................................................32

                                                 ARTICLE VI
                                       ADDITIONAL COVENANTS OF PARENT

6.1.     Notification of Certain Matters................................................................33
6.2.     Reasonable Best Efforts........................................................................33
6.3.     Public Announcements...........................................................................34
6.4.     Compliance.....................................................................................34
6.5.     Director and Officer Liability.................................................................34
6.6.     Formation and Actions of Merger Sub............................................................35
6.7.     No Purchase of Company Common Stock............................................................35

                                                ARTICLE VII
                               ADDITIONAL COVENANTS OF THE COMPANY AND PARENT

7.1.     Proxy Statement................................................................................36

                                             TABLE OF CONTENTS
                                                                                                       Page
                                                                                                       ----
                                                ARTICLE VIII
                                                 CONDITIONS

8.1.     Conditions to Each Party's Obligations.........................................................37
8.2.     Conditions to Obligations of the Company.......................................................38
8.3.     Conditions to Obligations of Parent............................................................38

                                                 ARTICLE IX
                                        TERMINATION AND ABANDONMENT

9.1.     Termination....................................................................................39
9.2.     Effect of Termination..........................................................................41

                                                 ARTICLE X
                                               MISCELLANEOUS

10.1.    Confidentiality................................................................................42
10.2.    Amendment and Modification.....................................................................43
10.3.    Waiver of Compliance; Consents.................................................................43
10.4.    Survival of Representations and Warranties.....................................................43
10.5.    Notices........................................................................................43
10.6.    Binding Effect; Assignment.....................................................................44
10.7.    Expenses.......................................................................................45
10.8.    Governing Law..................................................................................45
10.9.    Counterparts...................................................................................45
10.10.   Interpretation.................................................................................45
10.11.   Entire Agreement...............................................................................45
10.12.   Specific Performance...........................................................................46
10.13.   Third Parties..................................................................................46

                                           INDEX OF DEFINED TERMS
                                                                                                       Page
                                                                                                       ----
Acquisition Agreement...................................................................................31
Acquisition Transaction.................................................................................32
Affiliate...............................................................................................46
Agreement................................................................................................1
Articles of Merger.......................................................................................2
Benefit Plans...........................................................................................14
CBC.....................................................................................................10
Certificate of Incorporation.............................................................................6
Certificates.............................................................................................3
Closing..................................................................................................2
Closing Date.............................................................................................2
Code....................................................................................................14
Company..................................................................................................1
Company Common Stock.....................................................................................3
Company ERISA Affiliate.................................................................................14
Company FCC Licenses....................................................................................17
Company Group...........................................................................................15
Company Licensed Facilities.............................................................................17
Company Licenses Facility...............................................................................17
Company LMA Facilities..................................................................................17
Company LMA Facility....................................................................................17
Company Options..........................................................................................4
Company Permits.........................................................................................12
Company Preferred Stock..................................................................................6
Company Proposal........................................................................................28
Company Stockholders Meeting............................................................................28
Company Subsidiaries.....................................................................................5
Consent..................................................................................................8
Debenture Offer.........................................................................................33
Debentures..............................................................................................33
Effective Time...........................................................................................2
End Date................................................................................................40
Event...................................................................................................11
Exchange Act.............................................................................................7
Exchange Fund............................................................................................3
FCC......................................................................................................9
Financial Advisor.......................................................................................32
GAAP....................................................................................................11
Governmental Authority...................................................................................8
HSR Act..................................................................................................9
Indemnified Losses......................................................................................35

                                           INDEX OF DEFINED TERMS
                                                                                                       Page
                                                                                                       ----
Indemnified Person......................................................................................35
Intellectual Property...................................................................................18
Law......................................................................................................9
Letter of Transmittal....................................................................................3
Liens....................................................................................................7
Litigation..............................................................................................10
LMA Facility FCC License................................................................................17
LMA Facility FCC Licenses...............................................................................17
Material Contract.......................................................................................12
Merger...................................................................................................1
Merger Consideration.....................................................................................3
Merger Sub...............................................................................................1
multi-employer plan.....................................................................................14
NASD.....................................................................................................9
Nevada Code..............................................................................................1
Notice..................................................................................................30
Parent...................................................................................................1
Parent Subsidiaries......................................................................................3
Paying Agent.............................................................................................3
person..................................................................................................46
Preferred Stock.........................................................................................33
Preferred Stock Offer...................................................................................33
Preferred Stock Solicitation............................................................................33
Proxy Statement.........................................................................................36
Representatives.........................................................................................30
Requisite Consents......................................................................................33
Requisite Preferred Stock Consents......................................................................33
SEC......................................................................................................9
Securities Act...........................................................................................7
Significant Contracts...................................................................................13
Significant Transaction.................................................................................13
Solicitation............................................................................................33
Station Acquisition Contract............................................................................25
subsidiary..............................................................................................46
Superior Proposal.......................................................................................32
Surviving Corporation....................................................................................1
Takeover Proposal.......................................................................................31
Takeover Statute........................................................................................17
Tax or Taxes............................................................................................16
Termination Fee.........................................................................................41

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of January 15, 2001, by and between FLCC Holdings, Inc., a Delaware corporation ("Parent") and Citadel Communications Corporation, a Nevada corporation (the "Company").

                                    RECITALS

         A. The Board of Directors of the Company has approved and adopted and deems it advisable and in the best interests of the Company to consummate the merger provided for herein (the "Merger"), pursuant to which Parent will acquire all of the common stock of the Company through the merger of FLCC Acquisition Corp., a to-be-formed wholly owned subsidiary of Parent incorporated in the state of Nevada ("Merger Sub"), with and into the Company upon the terms and subject to the conditions set forth in this Agreement. The Board of Directors of Parent has approved and adopted and deems it advisable and in the best interests of Parent and its stockholders to consummate the Merger upon the terms and subject to the conditions set forth herein.

         B. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                               THE MERGER; CLOSING

         1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement:

                  (a) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the applicable provisions of Chapters 78 and 92A of the Nevada Revised Statutes (the "Nevada Code"). The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its existence as a corporation under the laws of the State of Nevada. As a result of the Merger, the Company shall become a direct, wholly owned subsidiary of Parent. After the Effective Time, the separate corporate existence of Merger Sub shall cease. The Merger shall have the effects set forth in
Section 92A.250 of the Nevada Code.

                  (b) The closing of the Merger (the "Closing") shall take place
(a) at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004, as soon as practicable (but not later than 5 business days) after the last to be fulfilled or waived of the conditions set forth in
Article VIII (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance herewith, or (b) at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                  (c) On or before the Closing Date, the parties shall (i) file articles of merger with respect to the Merger (the "Articles of Merger") in such form as is required by and executed in accordance with the Nevada Code and (ii) make all other filings or recordings required under the laws of Nevada. The Merger shall become effective at the date and time of the filing of the Articles of Merger (or such other date and time as may be agreed to by Parent and the Company and specified in the Articles of Merger as may be permitted by the Nevada Code). The time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time."

         1.2. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, as of and after the Effective Time and until their successors are duly appointed or elected in accordance with the laws of Nevada or until their earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation as of and after the Effective Time until such time as their successors shall be duly elected or appointed in accordance with the laws of Nevada or until their earlier death, resignation or removal.

         1.3. Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of Merger Sub immediately prior to the Effective Time shall be adopted as the articles of incorporation and bylaws of the Surviving Corporation as of the Effective Time. Such bylaws shall include a provision that the Nevada Control Share Act, Sections 78.378 to 78.3793 of the Nevada Code, inclusive, does not apply to any holders of capital stock of the Surviving Corporation or any successor entity as a result of such holders' acquisition of shares of such capital stock.


                                   ARTICLE II

                EFFECT OF THE MERGER ON SECURITIES OF THE COMPANY
                                 AND MERGER SUB

         2.1. Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties, each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         2.2. Conversion of Company Common Stock. (a) Subject to the provisions of this Agreement, at the Effective Time each issued and outstanding share of common stock, par value $.001 per share, of the Company ("Company Common Stock"), shall be converted into the right to receive in cash, without interest, an amount equal to $26.00 (the "Merger Consideration").

                  (b) As a result of the Merger and without any action on the part of any holder thereof, at the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration upon the surrender of a certificate representing such shares of Company Common Stock, together with a duly completed Letter of Transmittal (as defined below), or a Letter of Transmittal with respect to shares of Company Common Stock held in book-entry form (the "Certificates").

                  (c) Notwithstanding anything contained in this Section 2.2 to the contrary, each share of Company Common Stock issued and held in the Company's treasury or by any of the Company's subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

                  (d) Notwithstanding the foregoing, each share of Company Common Stock owned by Parent or any of its subsidiaries ("Parent Subsidiaries") at the Effective Time shall, by virtue of the Merger, be canceled and retired without payment of any consideration therefor.

                  (e) The Merger Consideration shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement and prior to the Closing applicable to Company Common Stock.

         2.3. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "Paying Agent") for the purpose of exchanging the Certificates for the Merger Consideration. Prior to or concurrently with the Effective Time, Parent shall deposit with or make available to the Paying Agent the Merger Consideration to be paid in respect of the shares of Company Common Stock (the "Exchange Fund"). Promptly after the Effective Time, Parent will send, or will cause the Paying Agent to send, to each record holder of shares of Company Common Stock, at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Paying Agent) for use in such exchange (a "Letter of Transmittal").

                  (b) Upon surrender to the Paying Agent of his Certificate together with a properly completed Letter of Transmittal, each holder of shares of Company Common Stock will be entitled to receive promptly the Merger Consideration in respect of the shares of Company Common Stock represented by his Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration.

                  (c) If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition to such payment that such Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Certificate, or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

                  (d) Any portion of the Exchange Fund made available to or deposited with the Paying Agent pursuant to this Section 2.3 that remains unclaimed by the holders of Company Common Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his shares for the Merger Consideration in accordance with this
Section 2.3 prior to that time shall thereafter look only to Parent for payment of such consideration without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by the holders of Company Common Stock five years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

         2.4. Options. The Company shall use its reasonable best efforts to cause: (i) each option granted by the Company to purchase shares of Company Common Stock (the "Company Options") with an exercise price per share equal to or greater than the Merger Consideration to be irrevocably cancelled with only nominal consideration therefor; and (ii) each Company Option outstanding after application of clause (i) to be fully vested and converted immediately prior to the Effective Time into the right to receive an amount of cash, without interest, equal to (x) the excess of the Merger Consideration over such exercise price per share of Company Common Stock subject to such Company Option multiplied by (y) the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time. The Company shall take all action necessary to give effect to this Section 2.4 in full (including, without limitation, obtaining consents from the holders of Company Options to the cancellation or conversion thereof, as applicable, in accordance with this
Section 2.4). The Parent shall cause the Surviving

Corporation to pay any amounts required to be paid under this Section 2.4 as promptly as practicable following the Effective Time.

         2.5. Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock or Company Options pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If Parent so withholds amounts and remits such amounts to the appropriate authorities, such amounts shall be treated for all purposes as having been paid to the holder of Company Common Stock or Company Options, as the case may be, in respect of which Parent made such deduction and withholding.

         2.6. Lost, Stolen or Destroyed Certificates. In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such certificate, Parent will, in exchange for such lost, stolen or destroyed Certificate, pay or cause to be paid the amounts deliverable in respect thereof pursuant to Section 2.3.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in the Securities Filings or in a separate disclosure schedule, which has been delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), the Company hereby represents and warrants as of the date hereof to Parent as follows:

         3.1. Organization and Good Standing; Organizational Documents. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of the Company's direct and indirect subsidiaries (the "Company Subsidiaries") is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Company and the Company Subsidiaries is qualified or licensed to do business as a foreign corporation or other business entity, as applicable, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, constitute a Company Material Adverse Effect. The term "Company Material

Adverse Effect" means any change, effect, circumstance or event that is or is reasonably likely to (i) be materially adverse to the business, results of operations or financial condition or prospects of the Company and its subsidiaries taken as a whole, other than any change, effect, circumstance or event relating to or resulting from (A) general changes in the radio industry or the advertising markets, (B) changes in general economic conditions or securities markets in general or (C) this Agreement or the transactions contemplated hereby or the announcement thereof or (ii) materially adversely effect the ability of the Company to perform its obligations under this Agreement or timely consummate the transactions contemplated by this Agreement. The Company and the Company Subsidiaries have all requisite corporate or similar organizational power and all governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as they are now being conducted and necessary to own, operate and lease their properties and assets, except those licenses, authorizations, consents and approvals, the failure of which to possess does not, individually, or in the aggregate, constitute a Company Material Adverse Effect.

                  (b) The Company has furnished or otherwise made available to Parent a complete and correct copy of the Company's Amended and Restated Certificate of Incorporation and all amendments thereto, as currently in effect ("Articles of Incorporation"), and Bylaws. Such Articles of Incorporation and Bylaws and all similar organizational documents of the Company Subsidiaries are in full force and effect. The Company is not in violation of its Articles of Incorporation or Bylaws and, except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, none of the Company Subsidiaries is in violation of any similar organizational documents of such Company Subsidiary.

         3.2. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock, 19,033,122 shares of preferred stock, par value $.001 per share (the "Company Preferred Stock") and 20,000,000 shares of undesignated preferred stock. Of such authorized shares, as of the date hereof, there are issued and outstanding 37,006,138 shares of Company Common Stock, no shares of Company Common Stock are issued and held in the treasury of Company, no shares of the Company Preferred Stock or undesignated preferred stock are outstanding, and no other capital stock of the Company is issued or outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. There are no outstanding rights, including stock appreciation rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to, or the value of which is tied to the value of, any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of the Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions imposed by the Company upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of the Company and the Company Subsidiaries or the ownership thereof other than those imposed by the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Communications Act, applicable state securities Laws, applicable corporate law or the Company's Articles of Incorporation.

         3.3. Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other proprietary interest in any company, association, trust, partnership, joint venture or other entity. Each Company Subsidiary is, directly or indirectly, wholly owned by the Company and all of the capital stock and other interests of the Company Subsidiaries so held by the Company are owned by it, free and clear of any Lien. All of the outstanding shares of capital stock in each of the Company Subsidiaries are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. There are no irrevocable proxies or similar obligations with respect to such capital stock of the Company Subsidiaries held by the Company and no equity securities or other interests of any of the Company Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. The term "Liens" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         3.4. Authorization; Binding Agreement. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company in accordance with the Nevada Code and the Articles of Incorporation and Bylaws of the Company) and the filing and recordation of appropriate merger documents as required by the Nevada Code. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Agreement by Parent, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (b) The affirmative vote of the holders of a majority of the Company Common Stock entitled to vote at a duly called meeting of stockholders at which a quorum is present is the only vote of the holders of any class or series of capital stock of the Company or any of the Company Subsidiaries required to approve the Merger and this Agreement. No other vote of the stockholders or directors of the Company or any of the Company Subsidiaries is required by law, the articles of incorporation or bylaws of the Company or any of the Company Subsidiaries or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

                  (c) As of the date hereof, the Board of Directors of the Company, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby are advisable and are fair to and in the best interests of the Company and has approved the same and (ii) resolved to recommend that the Company's stockholders approve this Agreement and the transactions contemplated herein.

                  (d) The Company has not adopted a shareholder rights plan or any similar plan or instrument.

         3.5. Governmental Approvals. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("Consent") any nation or government, any state or other political subdivision thereof, any person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("Governmental Authority") on the part of the Company or any of the Company Subsidiaries is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with the Nevada Code, (ii) filings with the Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers (the "NASD") and the Nasdaq National Market, (iii) Consents from or with Governmental Authorities set forth in Schedule 3.5 of the Company Disclosure Schedule, (iv) Consents required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (v) any filings required or approvals necessary pursuant to any state securities or "blue sky" laws, (vi) any filings with and approvals and authorizations of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC thereunder (collectively, the "Communications Act"), including, without limitation, filings and approvals in connection with the transfer of control of the Company FCC Licenses, and (vii) those Consents that, if they were not obtained or made, would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

         3.6. No Violations. The execution and delivery of this Agreement, the consummation by the Company of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws or other organizational documents of the Company or any of the Company Subsidiaries, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of the performance required) under any of the terms, conditions or provisions of any Material Contract or other material obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any Lien upon any of the assets of the Company or any Company Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5 above and the expiration of the HSR waiting period, conflict with or violate any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("Law") currently in effect to which the Company or any Company Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which do not, individually or in the aggregate, constitute a Company Material Adverse Effect.

         3.7. Securities Filings. As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Securities Filings subsequent to the date hereof, will contain, any untrue statement of a material fact or omitted or, as to Securities Filings subsequent to the date hereof, will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Securities Filings was filed in a timely manner and at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Securities Filings subsequent to the date hereof, will comply with the Exchange Act, the Securities Act, the Communications Act or other applicable Law except those failures to timely file or comply which do not or will not, individually or in the aggregate, constitute a Company Material Adverse Effect. The term "Security Filings" means (i) the Company's and Citadel Broadcasting Company's ("CBC") Annual Reports on Form 10-K, as amended, for the years ended December 31, 1998 and 1999, as filed with the SEC, (ii) the Company's proxy statements relating to all of the meetings of stockholders (whether annual or special) of the Company since January 1, 1998, as filed with the SEC and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by the Company or CBC, as applicable, with the SEC since January 1, 1998, together with those reports or other documents of the type described in clauses (i) though (iii) above, subsequently provided or required to be provided pursuant to this Agreement.

         3.8. Litigation; Liabilities. (a) As of the date hereof, there is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator, the FCC or other Governmental Authority ("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of the Company or any Company Subsidiaries or otherwise relating to the Company or any Company Subsidiaries or the securities of any of them, or any properties or rights of the Company or any Company Subsidiaries or any Benefit Plan of the Company or any Company Subsidiaries, except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect.

                  (b) Neither the Company nor any of the Company Subsidiaries has or is subject to any liabilities (absolute, accrued, contingent or otherwise), except liabilities or obligations which do not, individually or in the aggregate, constitute a Company Material Adverse Effect.

         3.9. Financial Statements. (a) Each of the consolidated balance sheets of the Company and the Company Subsidiaries (including all related notes) included in the financial statements contained in the Securities Filings (or incorporated therein by reference) present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates indicated, and each of the statements of consolidated operations, statements of consolidated cash flows and statements of consolidated common stock and other stockholders' equity of the Company and the Company Subsidiaries (including all related notes) contained in such financial statements present fairly, in all material respects, the consolidated results of operations and cash flows of the Company and the Company Subsidiaries for the respective periods indicated, in each case in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and the rules and regulations of the SEC, except that unaudited interim financial statements are subject to normal and recurring year-end adjustments and any other adjustments described therein and do not include certain notes and other information which may be required by GAAP but which are not required under the Exchange Act. The financial statements included in the Securities Filings are in all material respects in accordance with the books and records of the Company and the Company Subsidiaries.

         (b) Each of the consolidated balance sheets of CBC and it subsidiaries (including all related notes) included in the financial statements contained in the Securities Filings (or incorporated therein by reference) present fairly, in all material respects, the consolidated financial position of CBC and it subsidiaries as of the respective dates indicated, and each of the statements of consolidated operations, statements of consolidated cash flows and statements of consolidated common stock and other stockholders' equity of CBC and it subsidiaries (including all related notes) contained in such financial statements present fairly, in all material respects, the consolidated results of operations and cash flows of CBC and it subsidiaries for the respective periods indicated, in each case in conformity with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and the rules and regulations of the SEC, except that unaudited interim financial statements are subject to normal and recurring year-end adjustments and any other adjustments described therein and do not include certain notes and other information which may be required by GAAP but which are not required under the Exchange Act. The financial statements included in the Securities Filings are in all material respects in accordance with the books and records of CBC and its subsidiaries.

         3.10. Absence of Certain Changes. Since September 30, 2000, there has not been: (i) any event, occurrence, fact, condition, change, development or effect ("Event") that, individually or in the aggregate, constitutes a Company Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to the Company or any Company Subsidiary wholly owned by the Company) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Company or any Company Subsidiary; (iii) any return of any capital or other distribution of assets to stockholders of the Company or any Company Subsidiary (except to the Company or any Company Subsidiary wholly owned by the Company); (iv) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any person or business; or (v) any material change by the Company to its accounting policies, practices, or methods, except, in the case of each of the foregoing clauses (i) through (v), as expressly contemplated by this Agreement.

         3.11. Related Party Transactions. Since September 30, 2000, the Company has not entered into any relationship or transaction of a sort that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Act.

         3.12. Compliance with Laws; Permits. (a)Neither the Company nor any of the Company Subsidiaries is in conflict with, or in default or violation of any Law in any jurisdiction, foreign or domestic, applicable to the Company or any of the Company Subsidiaries or by which its or any of their respective assets or properties is bound or affected, except for such conflicts, defaults or violations which do not, individually or in the aggregate, constitute a Company Material Adverse Effect.

                  (b) The Company and the Company Subsidiaries hold all permits, licenses, easements, rights-of-way, variances, exemptions, consents, certificates, orders and approvals which are material to the operation of the businesses of the Company and the Company Subsidiaries (collectively, the "Company Permits"), except where the failure to hold such Company Permits does not, individually or in the aggregate, constitute a Company Material Adverse Effect. The Company and the Company

Subsidiaries are in compliance with the terms of the Company Permits except where the failure to so comply, individually or in the aggregate, does not constitute a Company Material Adverse Effect.

                  (c) None of the Company, any Company Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others, which constitutes, individually or in the aggregate, a Company Material Adverse Effect.

         3.13. Finders and Investment Bankers. Neither the Company and the Company Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than pursuant to the agreements with Credit Suisse First Boston Corporation, accurate and complete copies of which have been provided to Parent.

         3.14. Material Contracts. (a) Neither the Company nor any Company Subsidiary is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to any Securities Filing ("Material Contract") that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be.

                  (b) The Company Disclosure Schedule sets forth a true and complete list of the following, true and complete copies of which have been provided or made available to Parent:

                  (i) all contracts, agreements or other instruments related to any Significant Transaction pursuant to which the Company or any Company Subsidiary has any obligations (whether absolute, accrued, asserted, unasserted or contingent or otherwise, and whether pursuant to any earn-out or post-closing adjustment) to issue any shares of capital stock or other securities of the Company or any securities of any Company Subsidiary or deliver any other consideration as part of any such Significant Transaction. For purposes of this Agreement, "Significant Transaction" shall mean any acquisition or disposition of
         (A) any business, limited liability company, association or other business organization or division thereof or any material partnership interest or material joint venture interest, (B) any material assets or properties other than in the ordinary course of business or (C) any radio broadcast station; and

                  (ii) each employment contract, agreement or other instrument to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary otherwise is bound with any senior management employee of the Company or any Company Subsidiary.

                  (c)(i) Each contract or agreement disclosed or required to be disclosed in Schedule 3.14 of the Company Disclosure Schedule and each Material Contract (collectively, the "Significant Contracts") is in full force and effect and constitutes a legal, valid, binding and enforceable obligation of the Company and each Company Subsidiary to the extent any such entity is a party thereto and, to the knowledge of the Company, each other party thereto.

                  (ii) No Consent of any person is needed in order that each such Significant Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated herein, except for Consents the absence of which do not, individually or in the aggregate, constitute a Company Material Adverse Effect.

                  (iii) Neither the Company nor any Company Subsidiary is in violation or breach of or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such violation or default under) any such Significant Contract; nor to the Company's knowledge is any other party to any such Significant Contract in violation or breach of or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such violation or default under) any such Significant Contract in each case where such violation or breach, individually or in the aggregate, constitutes a Company Material Adverse Effect.

         3.15. Employee Benefit Plans. (a) Section 3.15 of the Company Disclosure Schedule sets forth a complete list of all material "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other material employee benefit plans, programs, arrangements or agreements currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, officers, directors or independent contractors of the Company or any Company Subsidiary and with respect to which the Company or any Company Subsidiary has any liability (collectively, the "Benefit Plans"). The Company has delivered or made available to Parent true, complete and correct copies of each Benefit Plan.

                  (b) Each Benefit Plan has been administered in accordance with its terms and in compliance with the applicable provisions of ERISA (including, without limitation, the making of all contributions and payments), the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable law, except where the failure to so administer or comply does not, individually or in the aggregate, constitute a Company

Material Adverse Effect. All Benefit Plans intended to be qualified under
Section 401(a) of the Code are so qualified and have been the subject of favorable determination letters from the Internal Revenue Service, and, to the knowledge of the Company, no circumstances exist that could result in the loss of such qualified status.

                  (c) Neither the Company nor any Company Subsidiary, nor any current or former "Company ERISA Affiliate," has incurred any material liability under Title IV of ERISA or Section 412 of the Code that constitutes, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, a "Company ERISA Affiliate" is a person or entity that is considered one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code. No Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and no Benefit Plan is a "multi-employer plan" (as defined in Section 3(37) of ERISA).

                  (d) With respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(l) of ERISA), (i) no such Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of employment or retirement other than (A) coverage mandated by statute or (B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code, and (ii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without liability that would, individually or in the aggregate, constitute a Company Material Adverse Effect.

                  (e) There is no pending or, to the Company's knowledge, threatened litigation relating to employment, termination of employment, compensation or employee benefits involving the Company or any Company Subsidiary which, if determined adversely to the Company or any Company Subsidiary, would, individually or in the aggregate, constitute a Company Material Adverse Effect.

                  (f) In the event that any individual is classified by the Company or any Company Subsidiary as a non-employee (such as an independent contractor, leased employee, consultant or special consultant) and is later reclassified as an employee upon governmental or judicial review, notwithstanding such reclassification, no such individual shall be eligible to participate in any Benefit Plan, except where such eligibility would, individually or in the aggregate, constitute a Company Material Adverse Effect.

                  (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of the Company or any Company Subsidiary, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Parent to cause any such Benefit Plan to be amended or terminated (or which would result in any materially adverse consequence for so doing). No payment or benefit that will or may be made by the Company, Parent, or any of their respective subsidiaries or affiliates with respect to any employee of the Company or any Company Subsidiary under any Benefit Plan in connection with the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

                  (h) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement covering any current or former employees of either of them. There are no union organizational efforts pending or, to the Company's knowledge, threatened involving any employees of the Company or any Company Subsidiary.

         3.16. Taxes and Returns. (a) (i) All Tax Returns required to be filed by or on behalf of the Company, each of the Company Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of the Company Subsidiaries is or has been a member (a "Company Group") have been timely filed in the manner prescribed by law, and all such Tax Returns are true, complete and accurate except to the extent any failures to file or failures to be true, correct or accurate would not, individually or in the aggregate, constitute a Company Material Adverse Effect; (ii) all Taxes due and owing by the Company, any Company Subsidiary or any Company Group have been timely paid, or adequately reserved for in accordance with GAAP, except to the extent any failure to pay or reserve does not, individually or in the aggregate, constitute a Company Material Adverse Effect; (iii) there are no claims or assessments presently pending against the Company, any Company Subsidiary or any Company Group, for any alleged Tax deficiency, and the Company does not know of any threatened claims or assessments against the Company, any Company Subsidiary or any Company Group for any alleged Tax deficiency, which in either case if upheld would, individually or in the aggregate, constitute a Company Material Adverse Effect; (iv) to the knowledge of the Company, no issues have been raised in any audit or tax examination of the Company, any of the Company Subsidiaries or any Company Group which, if determined adversely, would, individually or in the aggregate, constitute a Company Material Adverse Effect; (v) there are no Liens for Taxes on any asset of the Company or any Company Subsidiary, except for Liens for Taxes not yet due and payable and Liens for Taxes that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (vi) the Company and each of the Company Subsidiaries has complied in all respects with all rules and regulations relating to the withholding of Taxes (including, without limitation, employee-related Taxes), except for failures to comply that would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

                  (b) Except as set forth on Schedule 3.16(c) of the Company Disclosure Schedule, (i) to the Company's knowledge, no taxing authority in any jurisdiction where the Company or any Company Subsidiary does not file Tax Returns has made a claim, assertion or threat that the Company or Company Subsidiary is or may be subject to Tax in such jurisdiction and (ii) neither the Company nor any Company Subsidiary has agreed to any adjustment under Section 481(a) of the Code (or analogous provisions of state, local or foreign law), as a result of a change of accounting method or otherwise, or has disposed of any assets under the installment method pursuant to Section 453 of the Code, in each case under this clause (ii) which would require the inclusion of a material amount in income after the Effective Date.

                  (c) The statutes of limitations for the federal income Tax Returns of the Company and the Company Subsidiaries (including, without limitation, any Company Group) have expired or otherwise have been closed for all taxable periods ending on or before December 31, 1996.

                  (d) For purposes of this Agreement, (i) "Tax" or "Taxes" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, any liability for taxes, levies or other like assessments, charges or fees of another person pursuant to Treasury Regulation Section 1.1502-6 or any similar or analogous provision of applicable law or otherwise (including, without limitation, under a tax sharing or other agreement) and such term shall include any interest, penalties or additions to tax attributable to such taxes, levies or other like assessments, charges or fees and (ii) "Tax Return" means any report, return, statement, declaration or other written information required to be supplied to a taxing or other Governmental Authority in connection with Taxes.

         3.17. Fairness Opinion. The Company's Board of Directors received from Credit Suisse First Boston Corporation an opinion to the effect that the Merger Consideration is fair to the holders of the shares of Company Common Stock from a financial point of view.

         3.18. Takeover Statutes. No "business combination," "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States, including, without limitation, Sections 78.378 to 78.3793, inclusive, and 78.411 to 78.444, inclusive, of the Nevada Code (each a "Takeover Statute") applicable to the Company or any of the Company Subsidiaries is applicable to the Merger, this Agreement or the other transactions contemplated hereby.

         3.19. Company FCC Licenses; Operations of Company Licensed Facilities. The Company and the Company Subsidiaries have operated the radio stations for which the Company and any of the Company Subsidiaries are the authorized legal holders of licenses from the FCC, in each case which are owned or operated by the Company and the Company Subsidiaries (each a "Company Licensed Facility" and collectively the "Company Licensed Facilities"), in material compliance with the terms of the licenses issued by the FCC to the Company and the Company Subsidiaries (the "Company FCC Licenses"), and in material compliance with the Communications Act, except where the failure to do so would not, individually or in the aggregate, constitute a Company Material Adverse Effect. The Company FCC Licenses constitute all of the licenses, permits and authorizations from the FCC that are necessary, required for and/or used in the business and operations of the Company Licensed Facilities as presently conducted. The Company Subsidiaries which are FCC licensees are financially qualified, and are otherwise qualified, to be FCC licensees. The Company's activities in connection with each broadcast radio station for which the Company or any of the Company Subsidiaries provides programming and advertising services pursuant to a local marketing agreement (each a "Company LMA Facility" and collectively the "Company LMA Facilities") have been in compliance with the Communications Act and the rules, regulations and policies of the FCC, except where the failure to do so would not, individually or in the aggregate, constitute a Company Material Adverse Effect. The Company has, and each of the Company Subsidiaries has, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to Company Licensed Facilities and has timely paid all FCC regulatory fees with respect thereto, except where the failure to do so would not, individually or in the aggregate, constitute a Company Material Adverse Effect. The Company and each of the Company Subsidiaries have, and are the authorized legal holders of, all Company FCC Licenses necessary, required or used in the operation of the businesses of Company Licensed Facilities as presently operated. To the knowledge of the Company, the third parties with which the Company or the Company Subsidiaries have entered into local marketing agreements with respect to Company LMA Facilities have, and are the authorized legal holders of, the FCC licenses necessary or used in the operation of the business of the respective Company LMA Facility (each an "LMA Facility FCC License" and collectively the "LMA Facility FCC Licenses") to which such local marketing agreement relates. All Company FCC Licenses and, to the knowledge of the Company, LMA Facility FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of the Company, any of the Company Subsidiaries (or, to the Company's knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments would not, individually or in the aggregate, constitute a Company Material Adverse Effect. No application, action or proceeding is pending for the renewal of any Company FCC License or, to the knowledge of the Company, LMA Facility FCC License as to which any petition to deny has been filed and, to the Company's knowledge, there is not pending before the FCC any material complaint, investigation, proceeding, notice of violation or order of forfeiture relating to any Company Licensed Facility or Company LMA Facility that, if adversely determined, would, individually or in the aggregate, constitute a Company Material Adverse Effect, and the Company has no knowledge of any facts, events or conditions that could reasonably be expected to cause the FCC (i) not to renew or to revoke, rescind, suspend or adversely modify any of Company FCC Licenses or the LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcasting industry) or (ii) impose any fines, forfeitures or administrative sanctions which would, individually or in the aggregate, constitute a Company Material Adverse Effect. There is not pending and, to Company's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of Company FCC Licenses or, to the knowledge of the Company, any of the LMA Facility FCC Licenses that, if adversely determined, would, individually or in the aggregate, constitute a Company Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry). There are no facts, conditions or events relating to the Company or the Company Subsidiaries or any of the Company Licensed Facilities Stations that could reasonably be expected to cause the FCC to deny the transfer of control of any of the Company FCC Licenses to Parent (assuming Parent is qualified to hold the Company FCC Licenses) or the imposition of any materially adverse condition by the FCC in connection with approval of the transfer of control of the Company FCC Licenses to Parent (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry).

         3.20. Intellectual Property. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not individually or in the aggregate constitute a Company Material Adverse Effect:
(a) in each jurisdiction in which the Company has conducted, conducts or proposes to conduct its business, the Company and each of the Company Subsidiaries either (1) is the sole and exclusive owner of, with all right, title and interest in and to, each item of Company Intellectual Property free and clear of any Liens, or (2) has a valid and enforceable license to use each item of Company Intellectual Property free and clear of any Liens (and, for each of (a)(1) or (a)(2), the consummation of the transactions contemplated hereby will not alter or impair any such rights); (b) the use of any Company Intellectual Property does not infringe on, interfere with, misappropriate or otherwise violate or come into conflict with the rights of any Person and is in accordance with, and does not breach, any applicable license pursuant to which the Company or any Company Subsidiary acquired the right to use any Company Intellectual Property, and the Company or any Company Subsidiary has not received any Notice so alleging (including any claim that the Company or any of the Company Subsidiaries must license or refrain from using any Intellectual Property of any other Person); (c) to the knowledge of the Company, no Person is challenging, infringing on, interfering with, misappropriating or otherwise violating or coming into conflict with any right of the Company or any of the Company Subsidiaries with respect to any Company Intellectual Property; (d) the Company and the Company Subsidiaries have taken all reasonable action to maintain and protect the Company Intellectual Property and, to the knowledge of the Company, no Company Intellectual Property is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property; (e) the Company Intellectual Property is all the Intellectual Property that is necessary for the conduct of the business of the Company and the Company Subsidiaries as it has been, is, and is presently proposed to be conducted; and (f) all employees, agents and contractors who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of the Company or any of the Company Subsidiaries have (1) executed nondisclosure agreements, and (2) been a party to enforceable and appropriate instruments of assignment (including work for hire agreements with respect to any copyrights) in favor of the Company or one of the Company Subsidiaries in accordance with applicable Law, that have conveyed to the Company or one of the Company Subsidiaries full, effective, exclusive and original ownership in and to all Company Intellectual Property arising from the efforts of such personnel.

         For purposes of this Agreement, "Intellectual Property" shall mean all
(i) trademarks, service marks, brand names, trade dress, trade names, domain names, and other indications of origin, all goodwill associated with the foregoing and registrations and applications in connection with the foregoing in any jurisdiction, including any extension, modification or renewal of any such registration or application; (ii) inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; (iii) patents, applications for patents (including, without limitation, divisions, continuations, continuations-in-part, and renewal applications), and any renewals, extensions, revisions, reexaminations or reissues thereof, in any jurisdiction; (iv) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (v) writings and other works, whether copyrightable or not, in any jurisdiction; (vi) copyrights and copyrightable works, and all registrations, applications and any renewals thereof; (vii) any similar intellectual property or proprietary rights;
(viii) all computer software (including data and related documentation); (ix) all licenses, sublicenses, agreements, or permissions related to any of the foregoing categories of intellectual property; and (x) any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing. For the purposes of this Agreement, "Company Intellectual Property" shall mean all Intellectual Property which is used or has been used in connection with the business of the Company or any of the Company Subsidiaries.

         3.21. Environmental Matters. Except with respect to clauses (i) through
(v) as would not, individually or in the aggregate, constitute a Company Material Adverse Effect:

                            (i) The Company and the Company Subsidiaries (a) are in compliance with all applicable Environmental Laws, and (b) have obtained, and are in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits"), and have made all appropriate filings for issuance or renewal of such Environmental Permits.

                            (ii) There is no contamination of, and there have been no releases or threatened releases of Hazardous Materials at the Facilities (or, to the knowledge of the Company, any real property formerly owned, leased or operated by the Company or any of the Company Subsidiaries (or any predecessor of the Company or any of the Company Subsidiaries)).

                            (iii) There are no claims, notices (including, without limitation, notices that the Company or any of the Company Subsidiaries (or, to the Company's knowledge, any predecessor of the Company or any of the Company Subsidiaries or any person whose liability has been retained or assumed contractually by the Company or any of the Company Subsidiaries) is or may be a potentially responsible person or otherwise liable in connection with any site or other location containing Hazardous Materials or used for the storage, handling, treatment, processing, disposal, generation or transportation of Hazardous Materials), civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened that are based on or related to any Environmental Matters relating to the business of the Company or any of the Company Subsidiaries.

                            (iv) To the Company's knowledge, there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans that may (a) interfere with or prevent continued compliance by the Company or any of the Company Subsidiaries with Environmental Laws and the requirements of Environmental Permits or (b) give rise to any liability or other obligation under any Environmental Laws.

                            (v) Neither the Facilities, nor (to the knowledge of the Company) any property formerly owned, leased, or operated by the Company or any of the Company Subsidiaries, nor (to the knowledge of the Company) any site at or to which the Company or any of the Company Subsidiaries has disposed of, transported, or arranged for the transportation of, any Hazardous Materials, has been listed on, or proposed for listing on, the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") list, or any comparable state list of properties to be investigated and/or remediated.

                            (vi) For the purposes of this Section, the following terms shall have the meanings indicated:

                  "Environmental Laws" means any foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy relating to Environmental Matters, all indemnity agreements and other contractual obligations (including leases, asset purchase and merger agreements) relating to Environmental Matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

                  "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Materials into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Materials.

                  "Facilities" means all real property owned, leased, or operated by the Company or any of its Subsidiaries and any buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capital items and other tangible property located on, in, under, or above the real property of the Company or any of its Subsidiaries.

                  "Hazardous Materials" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials ("ACM"), building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

         3.22. Property. As of the date hereof, the Company and the Company Subsidiaries have good and marketable title to all real properties owned by them except where the failure to have such title, individually or in the aggregate, would not constitute a Company Material Adverse Effect.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         The Parent hereby represents and warrants as of the date hereof, with respect to Parent, and as of the Closing Date with respect to Merger Sub, to the Company as follows:

         4.1. Organization and Good Standing. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and Nevada, respectively. Each of Parent and Merger Sub is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would, individually or in the aggregate, constitute a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any change, effect, circumstance or event that is or is reasonably likely to materially adversely effect the ability of Parent and Merger Sub to perform their obligations set forth in this Agreement or timely consummate the transactions contemplated by this Agreement.

         4.2. Authorization; Binding Agreement. Parent and Merger Sub each have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each of Parent's and Merger Sub's Board of Directors and by Parent in its capacity as sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby other than the filing and recordation of appropriate merger documents as required by the Nevada Code. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding agreements of both Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

         4.3. Governmental Approvals. No Consent from or with any Governmental Authority on the part of Parent or Merger Sub is required in connection with the execution or delivery by each of Parent and Merger Sub of this Agreement or the consummation by each of Parent and Merger Sub of the transactions contemplated hereby other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with the Nevada Code, (ii) filings with the SEC and state securities laws administrators, (iii) Consents under the HSR Act, (iv) any filings with and approvals and authorizations of the FCC as may be required under the Communications Act, including, without limitation, filings and approvals in connection with the transfer of control of the Company FCC Licenses and (v) those Consents that, if they were not obtained or made, would not constitute a Parent Material Adverse Effect.

         4.4. No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by each of Parent and Merger Sub with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws or other governing instruments of Parent or Merger Sub, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any material obligation to which Parent or Merger Sub is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any Lien upon any of the assets of Parent or any Merger Sub, or
(iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 above and the expiration of the HSR waiting period, conflict with or violate any applicable provision of any Law currently in effect to which Parent or Merger Sub or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

         4.5. Financing. Parent and/or Merger Sub will have available funds sufficient to consummate the Merger and all of the other transactions contemplated hereby.

         4.6. Qualification. To the Parent's knowledge, Parent is qualified under the Communications Act and the existing rules, regulations and policies of the FCC to control the Company FCC Licenses.

         4.7. Ownership of Company Common Stock. Neither Parent nor Merger Sub nor any of their affiliates or associates (each as defined in Chapter 78 of the Nevada Code) beneficially owns any shares of Company Common Stock.


                                   ARTICLE V

                       ADDITIONAL COVENANTS OF THE COMPANY

         The Company covenants and agrees as follows:

         5.1. Conduct of Business of the Company and the Company Subsidiaries. Except as expressly contemplated by this Agreement or as set forth in the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall conduct, and it shall cause the Company Subsidiaries to conduct, its or their respective businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, to maintain the validity of the Company FCC Licenses and comply in all material respects with all requirements of the Company FCC Licenses, the Communications Act and the rules and regulations of the FCC, and the Company shall, and it shall cause the Company Subsidiaries to, use its or their respective reasonable best efforts to preserve intact its or their respective business organizations, to keep available the services of its or their respective officers, agents and employees and to maintain satisfactory relationships with all persons with whom any of them does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or disclosed in the Company Disclosure Schedule, after the date of this Agreement and prior to the Effective Time, neither the Company nor any Company Subsidiary will, without the prior written consent of Parent (which will not be unreasonably withheld or delayed):

                  (i) amend or propose to amend its articles of incorporation, certificates of designation or bylaws (or comparable governing instruments);

                  (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any Company Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of capital stock of any class of the Company or any Company Subsidiary, except for the issuance of shares of Company Common Stock pursuant to the exercise of the Company Options outstanding on the date of this Agreement and described in Schedule 5.1(ii) of the Company Disclosure Schedule in accordance with their present terms;

                  (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Company Subsidiary wholly owned by the Company, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                  (iv) (a) create, incur, assume or suffer to exist any Indebtedness, except refinancings of existing Indebtedness on terms and conditions prevailing in the market; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than to a Company Subsidiary and customary travel, relocation or business advances or loans to employees made in the ordinary course of business consistent with past practice); provided that, the Company and Company Subsidiaries may make capital expenditures that are in the ordinary course of business consistent with past practice and in accordance in all material respects with the current capital budget for the Company previously furnished to Parent; (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, (i) any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, (ii) any assets that individually or in the aggregate are material to the Company and the Company Subsidiaries taken as a whole or (iii) any broadcast radio stations (except pursuant to a contract specified in Schedule 5.1(iv)(iii) of the Company Disclosure Schedule (a "Station Acquisition Contract")) unless the sole consideration paid by the Company or any Company Subsidiaries for all such acquisitions is cash not exceeding $5 million in the aggregate; or (e) or sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties other than to secure debt permitted under (a) of this clause (iv) and other than transfers in the ordinary course of business consistent with past practice. The term "Indebtedness" means, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (D) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (E) all capitalized lease obligations of such person, (F) all obligations of such person under interest rate or currency hedging or swap transactions (valued at the termination value thereof), (G) all performance bonds or letters of credit issued for the account of such person and (H) all guarantees and arrangements having the economic effect of a guarantee of such person of any Indebtedness of any other person.

                  (v) increase in any material respect the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, management continuity, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than (a) as required pursuant to the terms of agreements in effect on the date of this Agreement, or (b) in the ordinary course of business consistent with past practice;

                  (vi) enter into any material lease or amend any material lease of real property other than in the ordinary course of business consistent with past practice;

                  (vii) make or rescind any express or deemed election relating to Taxes of the Company, unless required to do so by applicable Law;

                  (viii) settle or compromise any material Tax liability of the Company or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

                  (ix) file or cause to be filed any amended Tax Return with respect to the Company or any Company Subsidiaries or file or cause to be filed any claim for refund of Taxes paid by or on behalf of the Company or any Company Subsidiaries;

                  (x) prepare or file any Tax Return of the Company inconsistent with past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case except to the extent required by Law;

                  (xi) except in the ordinary course of business and as would not constitute a Company Material Adverse Effect, modify, amend, terminate or fail to renew (to the extent such contract or agreement can be unilaterally renewed by the Company or any Company Subsidiary) any contract or agreement to which the Company or any Company Subsidiary is a party, or waive, release or assign any material rights or claims thereunder; provided that neither the Company nor any Company Subsidiary shall amend in any material respect any Station Acquisition Contract or waive, release or assign any material rights or claims thereunder without the prior written consent of Parent;

                  (xii) make any material change to its accounting methods, principles or practices, except as may be required by GAAP;

                  (xiii) fail to use commercially reasonable efforts to maintain the material assets of the Company and each of the Company Subsidiaries in their current physical condition, except for ordinary wear and tear and damage;

                  (xiv) pay, discharge, or satisfy any material (on a consolidated basis for the Company and the Company Subsidiaries taken as a whole) claim, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business consistent with past practice, or fail to pay or otherwise satisfy (except if being contested in good faith) any material (on a consolidated basis for the Company and the Company Subsidiaries taken as a whole) accounts payable, liabilities, or obligations when due and payable;

                  (xv) enter into any LMA, time brokerage agreement or JSA other than in the ordinary course of and involving amounts not in excess of $2 million in the aggregate or any non-compete agreement whereby the Company or any Company Subsidiary agrees not to compete;

                  (xvi) enter into any Significant Contract, other than in the ordinary course and involving amounts not in excess of $2 million in the aggregate;

                  (xvii) adopt a shareholder rights plan or any similar plan or instrument which would have the effect of impairing or delaying the consummation of the Merger;

                  (xviii) waive any of its rights under, or release any other party from such other party's obligations under, or amend any provision of, any standstill agreement; or

                  (xix) authorize, or commit or agree to take, any of the foregoing actions.

         Furthermore, the Company covenants that from and after the date of this Agreement, unless Parent shall otherwise expressly consent in writing, the Company shall, and the Company shall cause each of the Company Subsidiaries to, use its or their reasonable best efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Permits necessary for, or otherwise material to, such business.

         5.2. Notification of Certain Matters. The Company shall give prompt notice to Parent if any of the following occurs after the date of this
Agreement: (i) any notice of, or other communication relating to, a material default or Event which, with notice or lapse of time or both, would become a material default under any Material Contract; (ii) receipt of any notice or other communication in writing from any person alleging that the Consent of such person is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to Section 3.5, 3.6 or 3.14(d)(ii) above or not required to be disclosed pursuant to the terms thereof;
(iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD, any securities exchange or the FCC) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of any Event or Events which individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect;
(v) the commencement or threat of any Litigation involving or affecting the Company or any Company Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of the Company or any Company Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of the Company, which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the Merger, or any material development in connection with any Litigation disclosed by the Company in or pursuant to this Agreement or the Securities Filings; (vi) the occurrence of any Event that causes or is reasonably likely to cause a breach by the Company of any provision of this Agreement, and (vii) the occurrence of any Event that, had it occurred prior to the date of this Agreement without any additional disclosure hereunder, would have constituted a Company Material Adverse Effect. If the Company receives an administrative or other order or notification relating to any violation or claimed violation of the rules and regulations of the FCC, or of any other Governmental Entity, that could affect Parent's, Merger Sub's or the Company's ability to consummate the transactions contemplated hereby, or should the Company become aware of any fact (including any change in law or regulations (or any interpretation thereof) by the FCC) that is reasonably likely to cause the FCC to withhold its consent to the transfer of control of the Company FCC Licenses contemplated hereunder, the Company shall promptly notify the Parent and the Company shall use reasonable best efforts to take such steps as may be necessary, to remove any such impediment of the Company to consummate the transactions contemplated by this Agreement.

         5.3. Access and Information. Between the date of this Agreement and the Effective Time, the Company shall give, and shall cause each of the Company Subsidiaries to give, and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, Parent, its lenders, financial advisors, accountants and legal counsel and their respective authorized representatives at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, Tax Returns (and supporting schedules), books and records of or pertaining to the Company and the Company Subsidiaries, shall permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Parent with (a) such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Parent may from time to time reasonably request and (b) a copy of each material report, schedule and other document filed or received by the Company or any of the Company Subsidiaries pursuant to the requirements of applicable securities laws or the NASD. The foregoing access will be subject to restrictions contained in confidentiality agreements to which the Company is subject; provided that the Company shall use its reasonable best efforts to obtain waivers of such restrictions.

         5.4. Stockholder Approval. As soon as practicable, the Company will take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of approving this Agreement and the Merger and the transactions contemplated hereby and for such other purposes as may be consented to by Parent (whose consent shall not be unreasonably withheld) and the Company in connection with effectuating the transactions contemplated hereby (the "Company Proposal"). Except as otherwise contemplated by this Agreement and subject to the exercise of the fiduciary duties of the Company's directors, the Board of Directors of the Company (i) shall recommend to the stockholders of the Company that they approve the Company Proposal, and (ii) shall use its reasonable best efforts to obtain any necessary approval by the Company's stockholders of the Company Proposal.

         5.5. Reasonable Best Efforts. Subject to the terms and conditions herein provided, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent (excluding any Consents the failure of which to obtain would have a de minimis effect) required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, (ii) the defending of any Litigation against the Company or any Company Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby (such as in connection with the transfer of control of the FCC Licenses), including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reversed, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby, (iv) promptly making all necessary filings under the HSR Act, the Communications Act and any other applicable Law, including any filing required to be made with the SEC pursuant to the Securities Act or the Exchange Act and (v) providing all necessary cooperation in connection with the arrangement by Parent and Merger Sub of financing of the transaction, including without limitation, the executing and delivering of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, in each case, which will not be effective until the Effective Time. Upon the terms and subject to the conditions hereof, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions of the Closing set forth herein. The Company will consult with counsel for Parent as to, and will permit such counsel to participate in, at Parent's expense, any Litigation referred to in clause (ii) above brought against or involving the Company or any Company Subsidiary. The Company further covenants that from and after the date hereof until the Effective Time, without the prior written consent of Parent, the Company shall not, and shall cause each Company Subsidiary to not, take any action that is reasonably likely to (x) impair or delay in any material respect obtaining the FCC Consent or complying with or satisfying the terms thereof or (y) result in imposition of materially adverse conditions in the FCC Consent.

         5.6. Public Announcements. So long as this Agreement is in effect, the Company shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, the Company Proposal or the transactions contemplated by this Agreement without the consent of Parent which shall not be unreasonably withheld or delayed, except when such release or announcement is required by applicable Law or any applicable listing agreement with, or rules or regulations of, the NASD or any securities exchange, in which case the Company, to the extent practicable, prior to making such announcement, shall consult with Parent regarding the same.

         5.7. Compliance. In consummating the Merger and the transactions contemplated hereby, the Company shall comply, and cause the Company Subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

         5.8. Company Benefit Plans. From the date of this Agreement through the Effective Time, no discretionary award or grant under any Benefit Plan shall be made without the consent of Parent (not to be unreasonably withheld or delayed); nor shall the Company or a Company Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan except as specifically required pursuant to the terms thereof as in effect on the date of this Agreement. Neither the Company nor any Company Subsidiary shall make any amendment to any Benefit Plan or any awards thereunder which is not required by Law without the consent of Parent (not to be unreasonably withheld or delayed). The Company shall promptly notify Parent upon making any such amendment which is required to be made by Law.

         5.9. No Solicitation. (a) Neither the Company nor any Company Subsidiary, nor any of their respective officers, directors, employees, agents, affiliates, accountants, counsel, investment bankers, financial advisors or other representatives (collectively, "Representatives") shall, (i) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of, any Takeover Proposal, or (ii) directly or indirectly engage in any discussions or negotiations with, or provide any information or data to, or afford any access to the properties, books or records of the Company or any Company Subsidiary to, or otherwise assist, facilitate or encourage, any person (other than Parent or any affiliate or associate thereof) relating to any Takeover Proposal; provided, however, that at any time prior to the Company Stockholders Meeting, the Company may, in response to a Superior Proposal (as defined below) which was not solicited by it and which did not otherwise result from a breach of this Section 5.9(a), and subject to providing prior written notice of its decision to take such action to Parent (the "Notice") and compliance with Section 5.9(c), following delivery of the Notice
(x) furnish information with respect to the Company, or the Company Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in discussions and negotiations regarding such Superior Proposal but, in each case, only if the Company's Board of Directors determines, after consultation with its outside counsel, that failure to furnish such information or to participate in such discussions or negotiations would be inconsistent with the compliance by the Company's Board of Directors with its fiduciary duties to stockholders imposed by Law. The Company shall keep Parent apprised of any such discussions and negotiations promptly after they occur.

                  (b) Except as set forth below, neither the Board of Directors of the Company, nor any committee thereof, shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the Board of Directors' approval or recommendation of the Merger or this Agreement, (y) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement (other than a confidentiality agreement in connection with a Superior Proposal which is entered into by the Company in accordance with
Section 5.9(a)) relating to any Takeover Proposal (each, an "Acquisition Agreement"), or (z) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, in response to a Superior Proposal which was not solicited by the Company, and which did not otherwise result from a breach of Section 5.9(a), the Board of Directors of the Company may, subject to the immediately following sentence, terminate this Agreement pursuant to and subject to the terms of Section 9.1(f) and, concurrently with such termination, cause the Company, to enter into an Acquisition Agreement with respect to a Superior Proposal, but only if the Company's Board of Directors determines, after consultation with its outside counsel, that failure to terminate this Merger Agreement and accept the Superior Proposal would be inconsistent with the compliance by the Company's Board of Directors with its fiduciary duties to stockholders imposed by Law. Such actions may be taken by the Company's Board of Directors only if it has delivered to Parent prior to or on the 60th day following the date of this Merger Agreement written notice of the intent of the Company's Board of Directors to take such actions, together with a copy of the related Acquisition Agreement and a description of any terms of the Takeover Proposal not contained therein. The Board of Directors shall not take such actions until the fifth business day following such notice. If during such five business day period Parent informs the Company that it may make an alternative proposal, the Company's Board of

Directors shall establish a bidding procedure pursuant to which Parent and the person making the Superior Proposal shall have the opportunity to make their respective bids to the Company's Board of Directors. The Company shall accept Parent's offer unless the Company's Board of Directors shall have determined that the competing bid is more favorable to the Company's stockholders from a financial point of view as compared to Parent's bid, taking into account the factors discussed in the definition of a Superior Proposal.

                  (c) The Company promptly shall advise the Parent orally and in writing of any Takeover Proposal with respect to or that could reasonably be expected to lead to any Takeover Proposal, the identity of the person making any such Takeover Proposal and the material terms of any such Takeover Proposal. The Company shall keep the Parent fully informed of the status and material terms of any such Takeover Proposal.

                  (d) The Company and each Company Subsidiary and each of their Representatives shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal.

                  For purposes of this Agreement, a "Takeover Proposal" means any inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or 50% or more of the common stock or voting power (or of securities or rights convertible into or exercisable for such common stock or voting power) of the Company or CBC, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the common stock or voting power (or of securities or rights convertible into or exercisable for such common stock or voting power) of the Company or CBC, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any of its Subsidiaries that constitutes 50% or more of the net revenues, net income or assets of the Company, and its Subsidiaries taken as a whole, in each case other than the transactions contemplated by this Agreement. Each of the transactions referred to in clauses (i) - (iii) of the foregoing definition of Takeover Proposal, other than the Merger proposed by this Agreement, is referred to herein as an "Acquisition Transaction."

                  For purposes of this Agreement, a "Superior Proposal" means any written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or more than 50% of the assets of the Company and its Subsidiaries, taken together, with respect to which (x) the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation (the "Financial Advisor") and such other matters as the Board of Directors of the Company deems relevant, which shall include without limitation the likelihood of consummation, taking into account the advice of FCC counsel, and the trading market and liquidity of any securities offered in connection with the Superior Proposal) that the terms of the proposal are more favorable to the Company's stockholders from a financial point of view as compared to the Merger, and (y) if the proposal (1) is subject to a financing condition or (2) involves consideration that is not entirely cash or does not permit stockholders to receive the payment of the offered consideration in respect of all shares at the same time, the Company's Board of Directors has been furnished with a written opinion of the Financial Advisor to the effect that (in the case of clause (1)) the proposal is readily financeable and (in the case of clause (2)) that such proposal provides a higher value per share than the consideration per share pursuant to the Merger.

                  (e) Nothing contained in this Agreement shall prohibit the Company's Board of Directors from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

         5.10. SEC and Stockholder Filings. The Company shall send to Parent a copy of all public reports and materials as and when it sends the same to its stockholders, the SEC or any state or foreign securities commission.

         5.11. Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the transactions contemplated hereby, the Company and the members of its Board of Directors will grant such approvals and will take such other actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and any of the transactions contemplated hereby.

         5.12. Debenture and Preferred Stock Offers. (a) Following the approval by the Company's stockholders of the Company Proposal pursuant to Section 5.4, upon the written request of Parent, the Company shall cause CBC, at Parent's expense, to commence (i) an offer (the "Debenture Offer") to purchase all of the outstanding 10.25% guaranteed senior subordinated notes due 2007 and 9.25% guaranteed senior subordinated notes due 2008 issued by it (collectively, the "Debentures"), and (ii) a solicitation as part of the Debenture Offer (the "Solicitation") of consents to amendments to the indentures relating to the Debentures from the holders of not less than a majority in aggregate principal amount of the Debentures outstanding (the consents from such holders, the "Requisite Consents"). The Debenture Offer and Solicitation (including the amendments) shall be on terms determined by Parent, provided that CBC shall not be required to purchase the Debentures pursuant to the Debenture Offer, and the proposed amendments, if approved, shall not become effective, unless the Merger is consummated or being consummated simultaneously therewith. The Company agrees that promptly following the date the Requisite Consents are obtained CBC will execute supplemental indentures containing the proposed amendments that by their terms shall become operative only upon consummation of the Debenture Offer.

                  (b) Following the approval by the Company's stockholders of the Company Proposal pursuant to Section 5.4, upon the written request of Parent, the Company shall cause CBC, at Parent's expense, to commence (i) an offer (the "Preferred Stock Offer") to redeem all of the outstanding shares of 13.25% Exchangeable Preferred Stock issued by it (the "Preferred Stock") and
(ii) a solicitation as part of the Preferred Stock Offer (the "Preferred Stock Solicitation") of consents to amendments to the terms of each series of the Preferred Stock from the holders of not less than a majority of the outstanding shares of each series of Preferred Stock (the consents from such holders, the "Requisite Preferred Stock Consents"). The Offer and Preferred Stock Solicitation (including the amendments) shall be on terms determined by Parent, provided that the Company shall not be required to purchase the Preferred Stock pursuant to the Preferred Stock Offer, and the proposed amendments, if approved, shall not become effective, unless the Merger is consummated or being consummated simultaneously therewith.

                                   ARTICLE VI

                         ADDITIONAL COVENANTS OF PARENT


         Parent covenants and agrees as follows:

         6.1. Notification of Certain Matters. Parent shall give prompt notice to the Company if any of the following occurs after the date of this Agreement:
(i) receipt of any notice or other communication in writing from any person alleging that the Consent of such person is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to Section 4.3 or 4.4 above or not required to be disclosed pursuant to the terms thereof; (ii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD, any other securities exchange or the FCC) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of any Event or Events which, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect; (iv) the commencement or threat of any Litigation involving or affecting Parent or Merger Sub, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of Parent or Merger Sub, in his or her capacity as such or as a fiduciary under a Benefit Plan of Parent, which relates to the consummation of the Merger; and (v) the occurrence of any Event that is reasonably likely to cause a breach by Parent of any provision of this Agreement.

         6.2. Reasonable Best Efforts. Subject to the terms and conditions herein provided, Parent agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent (excluding any Consents the failure of which to obtain would have a de minimis effect) required in connection with the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated hereby,
(ii) the defending of any Litigation against Parent or Merger Sub challenging this Agreement or the consummation of the transactions contemplated hereby (such as in connection with the transfer of control of the Company FCC Licenses), including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reversed, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby, and (iv) promptly making all necessary filings under the HSR Act, the Communications Act and any other applicable Law, including any filing required to be made with the SEC pursuant to the Securities Act or the Exchange Act. Upon the terms and subject to the conditions hereof, Parent agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

         6.3. Public Announcements. So long as this Agreement is in effect, Parent shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, or the transactions contemplated by this Agreement without the consent of the Company which shall not be unreasonably withheld or delayed, except when such release or announcement is required by applicable Law or any applicable listing agreement with, or rules or regulations of, the NASD or any securities exchange, in which case Parent, to the extent practicable, prior to making such announcement, shall consult with the Company regarding the same.

         6.4. Compliance. In consummating the Merger and the transactions contemplated hereby, Parent shall comply, and cause the Merger Sub to comply or to be in compliance, in all material respects, with all applicable Laws.

         6.5. Director and Officer Liability. (a) The Surviving Corporation shall indemnify and hold harmless and advance expenses to the present and former officers and directors of the Company, and each person who prior to the Effective Time becomes an officer or director of the Company (each an "Indemnified Person"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) to the fullest extent permissible under applicable law (collectively, the "Indemnified Losses"). The Surviving Corporation shall periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; provided that such Indemnified Person shall agree in writing to promptly repay to the Surviving Corporation the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by the Surviving Corporation in connection with such matter.

                  (b) For the six years following the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) covering each Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount (including with respect to the payment of attorney's fees) no less favorable than those of such policy in effect on the date hereof (which policies have been made available by the Company to Parent); provided that if the aggregate annual premiums for such insurance during such period shall exceed 300% of the per annum rate of premium paid by the Company as of the date hereof for such insurance, then the Surviving Corporation shall provide a policy with the best coverage as shall then be available at 300% of such rate.

                  (c) The rights of each Indemnified Person and his or her heirs and legal representatives under this Section 6.5 shall be in addition to any rights such Indemnified Person may have under the Articles of Incorporation or Bylaws of the Company, any agreement providing for indemnification, or under the laws of the State of Nevada or any other applicable Laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

         6.6. Formation and Actions of Merger Sub. Parent shall take all necessary actions in connection with the formation and qualification of Merger Sub, and shall cause Merger Sub to take all actions required on its part for the consummation of the Merger and the consummation of the transactions contemplated hereby.

         6.7. No Purchase of Company Common Stock. Except as otherwise provided for in this Agreement, neither Parent, nor any of its subsidiaries, affiliates or associates (each as defined in Chapter 78 of the Nevada Code), shall, prior to the Effective Time, (i) beneficially acquire any shares of Company Common Stock or (ii) enter into any agreement, arrangement or understanding, whether or not in writing, with any person who beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, any Company Common Stock, for the purpose of acquiring, holding, voting or disposing of any Company Common Stock.

         6.8. Maintenance of Benefit Plans. For a period beginning at the Effective Time and continuing for 12 months thereafter, Parent shall maintain or cause to be maintained the employee pension and welfare benefit plans (as defined in Section 3(3) of ERISA) maintained by the Company Subsidiaries immediately prior to the Effective Time or shall maintain employee pension and welfare benefit plans providing benefit levels substantially comparable in the aggregate to those maintained by the Company immediately prior to the Effective Time. Parent shall grant transferred employees credit for all service recognized by the Company or a Company Subsidiary immediately prior to the Effective Time other than for purposes of benefit accrual.


                                  ARTICLE VII

                 ADDITIONAL COVENANTS OF THE COMPANY AND PARENT

         7.1. Proxy Statement. Parent and the Company shall cooperate and promptly prepare and the Company shall file with the SEC as soon as practicable a proxy statement with respect to the Company Stockholders Meeting (the "Proxy Statement"). The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company shall use all reasonable efforts, and Parent will cooperate with the Company, to have the Proxy Statement cleared by the SEC as promptly as practicable. The Company shall, as promptly as practicable, provide copies of any written comments (other than de minimis comments) received from the SEC with respect to the Proxy Statement to Parent and advise Parent of any verbal comments with respect to the Proxy Statement received from the SEC. The Company agrees that the Proxy Statement and each amendment or supplement thereto at the time of mailing thereof and at the time of the Company Stockholders Meeting will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning Parent furnished to the Company by Parent specifically for use in the Proxy Statement. Parent agrees that the written information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Stockholders Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent (not to be unreasonably withheld or delayed). The Company will advise Parent promptly of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Whenever any event or condition affecting the Company or Parent occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, such party will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and in mailing to stockholders of the Company, such amendment or supplement.

                                  ARTICLE VIII

                                   CONDITIONS

         8.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

                  8.1.1. Company Stockholder Approval. The Merger shall have been approved at or prior to the Effective Time by the requisite vote of the stockholders of the Company in accordance with the Nevada Code and the Company's Articles of Incorporation.

                  8.1.2. No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority, which prohibits or prevents the consummation of the Merger and which has not been vacated, dismissed or withdrawn by the Effective Time. Parent and the Company shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn on or prior to the Effective Time.

                  8.1.3. FCC Consent. The FCC shall have granted its consent (the "FCC Consent") approving the transfers of control pursuant to the Merger of the Company FCC Licenses for the operation of the Licensed Facilities without the imposition of any conditions or restrictions that, individually or in the aggregate, constitute a Company Material Adverse Effect, and which FCC Consent has not been reversed, stayed, enjoined, set aside or suspended and with respect to which no timely request for stay, petition for reconsideration or appeal has been filed and as to which the time period for filing of any such appeal or request for reconsideration or for any sua sponte action by the FCC with respect to the FCC Consent has expired, or, in the event that such a filing or review sua sponte has occurred, as to which such filing or review shall have been disposed of favorably to the grant of the FCC Consent and the time period for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed or review initiated.

                  8.1.4. Governmental Approvals. All waivers, consents, approvals, orders and authorizations of, and notices, reports and filings with, Governmental Authorities necessary for the consummation of the transactions contemplated hereby (other than those matters addressed in Sections 8.1.3 and 8.1.5) shall have been obtained or made and shall be in full force and effect without the imposition of any terms, conditions, restrictions or limitations, except for the imposition of any terms, conditions, restrictions and limitations in respect of, and failures to have obtained or made, or failures to be in full force and effect of, such waivers, consents, approvals, orders, authorizations, notices, reports or filings which, individually or in the aggregate, do not constitute a Company Material Adverse Effect.

                  8.1.5. HSR Act. The waiting period (or any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated.

         8.2. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by the Company:

                  8.2.1. Parent Representation and Warranties. The representations and warranties of Parent contained in this Agreement shall be true and correct when made, and as of the Closing Date as if made on and as of such date (provided that such representations and warranties which are expressly made as of a specific date need be true and correct only as of such specific date), except to the extent that any failures of such representations and warranties to be so true and correct, do not, individually or in the aggregate, constitute a Parent Material Adverse Effect (disregarding for these purposes any materiality, Parent Material Adverse Effect or corollary qualifications contained therein).

                  8.2.2. Performance by Parent. Parent shall have performed and complied in all material respects with all of the material covenants and agreements required by this Agreement to be performed or complied with by Parent on or prior to the Closing Date.

                  8.2.3. No Material Adverse Change. There shall not have occurred after the date hereof any Event or Events that, individually or the aggregate, constitute a Parent Material Adverse Effect.

                  8.2.4. Certificates and other Deliveries. Parent shall have delivered to the Company a certificate executed on its behalf by its Chief Executive Officer to the effect that the conditions set forth in Subsections 8.2.1, 8.2.2 and 8.2.3, above, have been satisfied.

         8.3. Conditions to Obligations of Parent. The obligations of Parent to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by Parent:

                  8.3.1. Company Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct when made and as of the Closing Date as if made on and as of such date (provided that such representations and warranties which are by their express provisions made as of a specific date need be true and correct only as of such specific date), except to the extent that any failures of such representations and warranties to be so true and correct, do not, individually or the aggregate, constitute a Company Material Adverse Effect (disregarding for these purposes any materiality, Company Material Adverse Effect or corollary qualifications contained therein).

                  8.3.2. Performance by the Company. The Company shall have performed and complied in all material respects with all the material covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

                  8.3.3. No Material Adverse Change. There shall have not occurred after the date hereof any Event or Events that, individually or in the aggregate, constitute a Company Material Adverse Effect.

                  8.3.4. Certificates and Other Deliveries. The Company shall have delivered, or caused to be delivered, to Parent (i) a certificate executed on its behalf by its Chief Executive Officer to the effect that the conditions set forth in Subsections 8.3.1, 8.3.2 and 8.3.3, above, have been satisfied;
(ii) a certificate of good standing from the Secretary of State of the State of Nevada stating that the Company is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby and of the stockholders of the Company approving the Company Proposal, certified by the Secretary or an Assistant Secretary of the Company; and (iv) a true and complete copy of the Articles of Incorporation of the Company certified by the Secretary of State of the State of Nevada, and a true and complete copy of the Bylaws of the Company certified by the Secretary or an Assistant Secretary of the Company.

                  8.3.5. Opinion of FCC Counsel. Parent shall have received an opinion, addressed to it and dated as of the Closing Date, from Wiley, Rein & Fielding, FCC counsel to the Company, in the form attached hereto as Exhibit I provided that such opinions may be made subject to a Company Material Adverse Effect qualification.


                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

                  (a) by mutual consent of the Company and Parent;

                  (b) (1) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement that would cause the condition set forth in Section 8.2.1 or Section 8.2.2 not to be satisfied and, in either such case, such breach or condition is not curable or, if curable, has not been promptly cured within 30 days following receipt by Parent of written notice of such breach; (2) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, that would cause the condition set forth in Section
8.3.1 or Section 8.3.2 not to be satisfied and such breach or condition is not curable or, or if curable, has not been promptly cured within 30 days following receipt by the Company of written notice of such breach;

                  (c) by either Parent or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any Governmental Authority preventing or prohibiting consummation of the Merger shall have become final and nonappealable (so long as the party seeking termination is not in breach of Section 5.5 or Section 6.2 hereof);

                  (d) by either Parent or the Company if the Merger shall not have been consummated before the "End Date", which shall be January 16, 2002; provided that a party shall not be permitted to terminate this Agreement pursuant to this paragraph (d) if the failure of the Effective Time to occur by the End Date shall be due to the failure of such party to perform or observe in all material respects the covenants and agreements of such party set forth herein;

                  (e) by either Parent or the Company if the transactions contemplated by this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders Meeting or any adjournment or postponement thereof; provided that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained;

                  (f) by the Company, in accordance with Section 5.9(b), provided, however, in order for the termination of this Agreement pursuant to this Section 9.1(f) to be deemed effective, the Company shall have complied with all provisions contained in Sections 5.9(a), (b) and (c), including the notice provisions therein, and with the applicable requirements of Section 9.2, including the payment of the Termination Fee and Expenses; or

                  (g) by Parent, if the Board of Directors of the Company shall have withdrawn, or modified or changed, in a manner adverse to Parent or Merger Sub, its approval or recommendation of the Merger and/or the Company Proposal.

         9.2. Effect of Termination. (a) In the event of the termination of this Agreement by either the Company or Parent pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company, other than the provisions of this Section 9.2, Section 10.1 and Section 10.7, and except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  (b) The Company and Parent agree that in order to compensate Parent and its affiliates, including Forstmann Little & Co. and its affiliates, for incurring the costs and expenses related to the transactions contemplated hereby and the foregoing by Forstmann Little & Co. or its affiliates of the opportunity with respect to the Company in connection herewith, the Company shall pay to Forstmann Little & Co. and its affiliates, in such manner as is designated by Forstmann Little & Co., an aggregate amount equal to the Expenses (as defined in Section 9.2(d) below), not to exceed $10 million, plus $20 million (the "Termination Fee"), as follows: (1) if the Company or Parent shall terminate this Agreement pursuant to Section 9.1(e), at any time after the date of this Agreement and prior to the date of the Company Stockholders Meeting an Acquisition Proposal shall have been publicly announced, and within 12 months of the termination of this Agreement the Company enters into a definite agreement with respect to an Acquisition Transaction, (2) if Parent shall terminate this Agreement pursuant to Section 9.1(b)(2) in connection with a willful and material breach by the Company of any of its representatives, warranties, covenants or agreements set forth in this Agreement and within 12 months of the termination of this Agreement the Company enters into a definitive agreement with respect to an Acquisition Proposal, (3) if the Company shall terminate this Agreement pursuant to Section 9.1(f), or (4) if Parent shall terminate this Agreement pursuant to Section 9.1(g).

                  (c) The Termination Fee and Expenses required to be paid pursuant to clauses (1) or (2) of Section 9.2(b) shall be paid not later than five business days after the Company enters into a definitive agreement with respect to an Acquisition Proposal. The Termination Fee and Expenses to be paid pursuant to clauses (3) or (4) of Section 9.2(b) shall be paid concurrently with notice of termination of this Agreement by the Company.

                  (d) The term "Expenses" shall mean all out-of-pocket expenses incurred by Parent and its affiliates in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of accountants, attorneys and financial advisors, all costs of Parent and its affiliates relating to the financing of the Merger (including, without limitation, advisory and commitment fees and reasonable fees and expenses of counsel to potential lenders), costs and expenses otherwise borne by Parent and its affiliates pursuant to Section 10.7 and costs incurred in connection with the Preferred Stock Offer and Debenture Offer.

                  (e) All payments under this Section 9.2 shall be made by wire transfer of immediately available funds to an account designated by the recipient of such funds.

                  (f) The Company acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amounts owing pursuant to this Section 9.2 when due, the Company shall in addition thereto pay to the Parent and its affiliates all costs and expenses (including fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the Parent and its affiliates at the prime rate of Chase Manhattan as in effect from time to time during such period.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1. Confidentiality. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law, (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by Parent and the Company, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by the Company and the Company Subsidiaries, Parent and the Parent Subsidiaries, and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party to the extent practicable regarding the nature and extent of the disclosure. Subject to the preceding sentence, nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Parent or the Company, after consultation with the other party to the extent practicable, may file with the SEC any written communications relating to the Merger and the transactions contemplated hereby pursuant to Regulation 14A promulgated under the Securities Act. Parent and the Company shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, Parent and the Company shall return to the other all documents furnished by the other and all copies thereof made by such party and will hold in absolute confidence all information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, (iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same to the extent practicable in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

         10.2. Amendment and Modification. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among the Company, Parent and Merger Sub, whether before or after approval of this Agreement and the Merger by the stockholders of the Company, except that following approval by the stockholders of the Company, there shall be no amendment or change to the provisions hereof with respect to the Merger Consideration without further approval by the stockholders of the Company, and no other amendment shall be made which by law requires further approval by such stockholders without such further approval.

         10.3. Waiver of Compliance; Consents. Any failure of the Company on the one hand, or Parent or Merger Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Parent on the one hand, or the Company on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 10.3.

         10.4. Survival of Representations and Warranties. The respective representations and warranties of the Company and Parent contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time.

         10.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)   if to Company, to:

                  Citadel Communications Corporation
                  City Center West, Suite 400
                  7201 West Lake Blvd.
                  Las Vegas, NV  89128
                  Attention:  Larry Wilson
                  Fax:  (702) 804-5936
                  with a copy to:

                  Eckert Seamans Cherin & Mellott, LLC
                  600 Grant Street, 44th Floor
                  Pittsburgh, PA 15219
                  Attention:  Bryan D. Rosenberger, Esq.
                  Fax:  (412) 566-6099

                     and

                  (ii)  (a)   if to Parent, to:

                              FLCC Holdings, Inc.
                              c/o Forstmann Little & Co.
                              767 Fifth Avenue, 44th Floor
                              New York, New York  10153
                              Attention:  Sandra J. Horbach
                              Fax :  (212) 759-9059

                        (b)   if to Merger Sub, to:

                              FLCC Acquisition Corp.
                              c/o Forstmann Little & Co.
                              767 Fifth Avenue, 44th Floor
                              New York, New York  10153
                              Attention:  Sandra J. Horbach
                              Fax :  (212) 759-9059

                  In each case, with a copy to:

                       Fried, Frank, Harris, Shriver & Jacobson
                       One New York Plaza
                       New York, New York  10004
                       Attention:   Stephen Fraidin, Esq.
                       Telecopy:   (212) 859-4000

         10.6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto; provided, that any and all rights of Parent and Merger Sub may be assigned to any person newly formed and directly or indirectly wholly owned by Parent for the purpose of effectuating the transactions contemplated hereby; provided, however, that no such assignment shall be permitted if the effect thereof would be to require an additional consent of the Company's stockholders.

         10.7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

         10.8. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of New York, except that Nevada law (including, without limitation, any Law related to any fiduciary duty, duty of loyalty, or other duty or obligation of the Company's Board of Directors with respect to the Merger or this Agreement) shall apply to the Merger; and the parties hereto consent to the jurisdiction of the courts of or in the State of New York in connection with any dispute or controversy relating to or arising out of this Agreement and the transactions contemplated hereby.

         10.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. No rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity; (ii) the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; and (iii) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

         10.11. Entire Agreement. This Agreement and the other agreements, documents or instruments referred to herein or executed in connection herewith including, but not limited to, the Side Letter between the parties hereto dated as of the date hereof and the Company Disclosure Schedule, which schedule is incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         10.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions in this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches hereof or thereof and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

         10.13. Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto, or, a successor or permitted assign of such a party; provided, however, that the parties hereto specifically acknowledge that the provisions of Section 6.5 above are intended to be for the benefit of, and shall enforceable by, the officers and directors of the Company and/or the Company Subsidiaries affected thereby and their heirs and representatives; and provided further, that the parties hereto specifically acknowledge that the provisions of Section 9.2 above are intended to be for the benefit of, and shall be enforceable by, Forstmann Little & Co. and its affiliates.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.


                               CITADEL COMMUNICATIONS CORPORTION



                               By: /s/ Lawrence R. Wilson
                                  ---------------------------------------------
                                   Name: Lawrence R. Wilson
                                   Title: Chairman, Chief Executive Officer and
                                          President


                               FLCC HOLDINGS, INC.



                               By: /s/ Sandra J. Horbach
                                  ---------------------------------------------
                                   Name:  Sandra J. Horbach
                                   Title: President

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit 1   -   Form of FCC Opinion

Company Disclosure Schedule

[Pursuant to regulation S-K, Item 601(b)(2), Registrant agrees to furnish supplementally a copy of these exhibits and schedules to the Securities and Exchange Commission upon request.]